EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-101197, 333-84326, 333-54138, 333-108278, 333-117677, 333-119197 and
333-130970 on Form S-3 of our reports dated June 14, 2006 relating to the financial statements of Immtech Pharmaceuticals, Inc. and management's report on the effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K of Immtech Pharmaceuticals, Inc. for the year ended March 31, 2006.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
June 14, 2006




                                 Exhibit 23.1-1